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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement of Big City Radio, Inc. on Form S-4 of our report dated September 19, 1997, on our audits of the financial statements of Big City Radio, Inc. and to the references to our firm under the captions "Summary Financial Information", "Selected Financial Data" and "Experts".

                                          /s/ Holtz Rubenstein & Co., LLP
                                          --------------------------------------
                                          HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
May 11, 1997